ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
OF BONTAN CORPORATION INC.

TO BE HELD AT 47 Avenue Road, Suite 200, Toronto, Ontario, on Friday, December 19th 2008, at 9 a.m. (Toronto time).

The undersigned member (“Registered Shareholder”) of the Company hereby appoints, Kam Shah, Chief Executive Officer and Chairman of the Corporation, or in the place of the foregoing, ___________________________as proxy holder for and on behalf of the Registered Shareholder in respect of all matters that  may properly come before the aforesaid meeting of the registered shareholders of the Corporation (“Meeting”) and at every adjournment thereof, to the same extent and with the same powers as if the undersigned registered shareholder was present at the said Meeting, or any adjournment thereof.

The registered shareholder hereby directs the proxy holder to vote the securities of the Corporation recorded in the name of the registered shareholder as specified herein.

The undersigned registered shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

SIGNATURE OF HOLDER:

DATED THIS  ____________ DAY OF _________________, 2008

THIS PROXY MUST BE SIGNED AND DATED.
SEE IMPORTANT INSTRUCTIONS ON ENCLOSED.

RESOLUTIONS (For full details of each item, please see the enclosed Notice of Meeting and Information Circular).

SEE VOTING INSTRUCTIONS ON ENCLOSED THIS PROXY MUST BE SIGNED AND DATED ON REVERSE	FOR	AGAINST	WITHHOLD
1. Receiving and approving the consolidated financial statements.
2. Electing the directors as nominated by management.
3. Appointing Schwartz, Levitsky, Feldman llp, Chartered Accountants, as auditors of the Corporation and authorizing directors to fix their remuneration, and to appoint another auditor if necessary in the event of a material event.

4.  Authorizing directors to introduce any additional compensation and/or stock options plans as deemed necessary and to allow discretion to the directors to issue compensation shares and stock options under these plans as they see fit.

5. Authorizing the directors to do, at their sole discretion, up to a 1:15 stock split of the common shares of the Corporation within the next annual meeting. Or alternatively
6. Authorizing the directors to do, at their sole discretion, up to a 15:1 stock consolidation of the common shares of the Corporation within the next annual meeting.
7. Authorizing directors to change the name of the Corporation at their discretion subject to its acceptability by Ministry of Consumer and Commercial Relations.
8.  Authorizing the amendment of the Articles of the Corporation to allow directors to move jurisdiction of the Corporation to USA, or change to federal jurisdiction, subject to the rights of the dissenting shareholders.

9. Transacting such other business as may be properly brought before the Meeting or any adjournment thereof.

MEETING DATE:  FRIDAY, DECEMBER 19, 2007    9:00 A.M.  (TORONTO TIME)

RECORD DATE:  NOVEMBER 17, 2008

MEETING TYPE:  ANNUAL AND SPECIAL

PROXY DEADLINE:  11:00 A.M.  (TORONTO TIME) December 18, 2008

CUSIP:  09852M101

Bontan Corporation Inc.,  47 Avenue Road, Suite 200, Toronto, ON  M5R 2G3

*MARK “X” IN ONLY ONE BOX PER ITEM WITH BLUE OR BLACK INK ONLY*

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This Proxy is solicited by the Management of the Corporation.

2.
This form of proxy (“Instrument of Proxy”) must be signed by you, the registered shareholder, or by your attorney duly authorized by you in writing, or, in the case of the Corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or notarial copy of the instrument so empowering such person, or such other documentation in support as may be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.
If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the registered shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by the Corporation.

4.	A registered shareholder who wishes to attend the Meeting and vote on the resolutions in person may simply register with the scrutineers before the Meeting begins.

5.	A registered shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(A)
appoint one of the management proxyholders named in the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder).  Where no choice is specified by a registered shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the registered shareholder had specified an affirmative vote;

OR

(B)
appoint another proxyholder, who need not be a registered shareholder of the Corporation, to vote according to the registered shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder.  If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.
The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instruction of the registered shareholder on any poll of a resolution that may be called for and, if the registered shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly.  Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7.
If a registered shareholder has submitted an Instrument of Proxy, the registered shareholder may still attend the Meeting and may vote in person.  To do so, the registered shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, voting instructions must be DEPOSITED at the office of the Corporation no later than 11 a.m. (Toronto time) on December 18, 2008, or adjournment thereof.

The mailing address of the Corporation is 47 Avenue Road, Suite 200, Toronto, Ontario, M5R 2G3.